Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No.2-75366 on Form N-1A of our report dated March 12, 2004 relating to the financial statements of Federated Income Trust for the year ended January 31, 2004, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP

Boston, Massachusetts,
March 22, 2004